Exhibit 99.3
AVANIR Pharmaceuticals
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined balance sheet as of March 31, 2006 and the unaudited pro forma combined statements of operations for the fiscal year ended September 30, 2005 and the six-month period ended March 31, 2006 (the “Unaudited Pro Forma Statements”) are based on the historical financial statements of AVANIR Pharmaceuticals (“AVANIR”) and Alamo Pharmaceuticals LLC (“Alamo”) after giving effect to AVANIR’s acquisition of Alamo (the “Acquisition”) using the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. The Unaudited Pro Forma Statements have been prepared to give the estimated effect to the transaction set out in the Unit Purchase Agreement dated May 22, 2006 and are presented for illustrative purposes only. The pro forma adjustments are based upon available information and preliminary assumptions as described in the Notes to Unaudited Pro Forma Combined Financial Statements. Consequently, the amounts reflected in the Unaudited Pro Forma Statements are subject to change, and the final amounts may differ substantially.
The unaudited pro forma combined balance sheet as of March 31, 2006 is presented as if the acquisition of Alamo occurred on March 31, 2006 and combines AVANIR’s historical unaudited consolidated balance sheet as of March 31, 2006 with Alamo’s historical unaudited consolidated balance sheet as of March 31, 2006.
The unaudited pro forma combined statements of operations for the twelve-month and six-month periods ended September 30, 2005 and March 31, 2006, respectively, are presented as if the acquisition had taken place on October 1, 2004. AVANIR and Alamo have different fiscal year ends. Accordingly, the unaudited pro forma combined statement of operations for the year ended September 30, 2005 combines AVANIR’s historical consolidated statement of operations for the fiscal year ended September 30, 2005 with Alamo’s historical combined statement of operations for the year ended December 31, 2005. The unaudited pro forma combined statement of operations for the six-month period ended March 31, 2006 combines AVANIR’s historical unaudited consolidated statement of operations for the six-month period ended March 31, 2006 with Alamo’s historical unaudited consolidated statement of operations for the six-month period ended March 31, 2006.
The Unaudited Pro Forma Statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of AVANIR contained in the 2005 Annual Report on Form 10-K filed on December 14, 2005 and in its Form 10-Q for the six-month period ended March 31, 2006 filed on May 9, 2006, as well as the audited combined financial statements of Alamo and affiliated companies included as an exhibit to this filing.
The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the Acquisition had occurred as of the date or during the periods presented.

AVANIR PHARMACEUTICALS
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As Of March 31, 2006

	Historical
			PRO FORMA
	AVANIR	ALAMO	ADJUSTMENTS	NOTES		PRO FORMA
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,912,580	$39,156	$(4,040,000)	(a	)	$6,911,736
Short term investments	38,738,504	—	—			38,738,504
Accounts receivable, net	1,482,674	1,455,452	—			2,938,126
Receivables, related party	—	26,705	—			26,705
Inventories, net	271,375	3,307,468	(1,055,202)	(b	)	2,523,641
Prepaid expenses	1,566,671	422,220	—			1,988,891

TOTAL CURRENT ASSETS	52,971,804	5,251,001	(5,095,202)			53,127,603

Investments in securities	2,446,575	—	—			2,446,575
Restricted investments in securities	856,597	—	—			856,597
Property and equipment, net	6,111,449	2,081,632	(200,806)	(c	)	7,992,275
Intangible assets, net	3,726,164	—	32,500,000	(d	)	36,226,164
Long-term inventories	522,508	—	—			522,508
Other assets	350,125	195,498	—			545,623

TOTAL ASSETS	$66,985,222	$7,528,131	$27,203,992			$101,717,345

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,252,387	$2,963,665	$—			$6,216,052
Accrued expenses	7,220,922	653,066	710,117	(e	)	8,584,105
Accrued compensation and payroll taxes	1,223,772	317,571	—			1,541,343
Deferred revenue, net	2,316,118	7,158,407	(7,158,407)	(f	)	2,316,118
Assumed liabilities for returns and other discounts	—	—	6,719,993	(g	)	6,719,993
Member loans	—	177,958	—			177,958
Lines of credit	—	15,654,830	(15,654,830)	(h	)	—
Notes payable	333,317	—	—			333,317
Capital lease obligation	22,816	185,832	—			208,648

TOTAL CURRENT LIABILITIES	14,369,332	27,111,329	(15,383,127)			26,097,534

Contingent liability of the entity acquired	—	—	105,010	(i	)	105,010
Deferred revenue, net of current portion	16,683,843	—	—			16,683,843
Lines of credit, net of current portion	—	44,197,687	(44,197,687)	(h	)	—
Notes payable, net of current portion	466,625	—	25,075,000	(j	)	25,541,625
Capital lease obligations, net of current portion	—	423,911	—			423,911

TOTAL LIABILITIES	31,519,800	71,732,927	(34,400,804)			68,851,923

SHAREHOLDERS’ EQUITY
Preferred stock — no par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—			—
Common stock — no par value, Class A, 200,000,000 shares authorized, 31,653,236 shares issued and outstanding	209,862,878	—	—			209,862,878
Capital contributions	—	3,634,129	(3,634,129)	(k	)	—
Accumulated deficit	(174,092,311)	(67,838,925)	65,238,925	(l	)	(176,692,311)
Accumulated other comprehensive loss	(305,145)	—	—			(305,145)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	35,465,422	(64,204,796)	61,604,796			32,865,422

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$66,985,222	$7,528,131	$27,203,992			$101,717,345

See Notes to Unaudited Pro Forma Combined Financial Statements.

AVANIR PHARMACEUTICALS
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For Fiscal Year Ended September 30, 2005

	Historical
			PRO FORMA
	AVANIR	ALAMO	ADJUSTMENTS	NOTES		PRO FORMA
REVENUES:
Licenses	$12,800,000	$—	$—			$12,800,000
Royalties and sales of royalty rights	1,752,321	—	—			1,752,321
Research and development services	1,617,525	—	—			1,617,525
Government Research Grants	503,328	—	—			503,328
Product sales, net	17,400	3,055,286	—			3,072,686

Total Revenues	16,690,574	3,055,286	—			19,745,860

COST AND OPERATING EXPENSES:
Research and development	28,983,758	3,616,930	—			32,600,688
Selling, general and administrative	18,796,188	16,032,966	—			34,829,154
Cost of product sales	3,102	673,704	2,500,000	(m	)	3,176,806

Total Cost and Operating Expenses	47,783,048	20,323,600	2,500,000			70,606,648

LOSS FROM OPERATIONS:	(31,092,474)	(17,268,314)	(2,500,000)			(50,860,788)

Interest income	619,857	—	(106,252)	(n	)	513,605
Interest expense	(92,533)	(2,339,624)	645,671	(o	)	(1,786,486)
Other expense, net	(39,601)	—	—			(39,601)

LOSS BEFORE INCOME TAXES	(30,604,751)	(19,607,938)	(1,960,581)			(52,173,270)

Income tax provision	(1,813)	—	—			(1,813)

NET LOSS	$(30,606,564)	$(19,607,938)	$(1,960,581)			$(52,175,083)

Basic and diluted net loss per share	$(1.19)	$—	$—			$(2.04)

Basic and diluted weighted average shares	25,617,432	—	—			25,617,432

See Notes to Unaudited Pro Forma Combined Financial Statements.

AVANIR PHARMACEUTICALS
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For Six Months Ended March 31, 2006

	Historical
			PRO FORMA
	AVANIR	ALAMO	ADJUSTMENTS	NOTES		PRO FORMA
REVENUES:
Licenses	$5,009,342	$—	$—			$5,009,342
Research and development services	4,434,583	—	—			4,434,583
Royalties and sales of royalty rights	1,009,304	—	—			1,009,304
Government Research Grants	160,687	—	—			160,687
Product sales, net	—	2,129,165	—			2,129,165

Total Revenues	10,613,916	2,129,165	—			12,743,081

COST AND OPERATING EXPENSES:
Research and development	17,283,249	1,156,675	—			18,439,924
Selling, general and administrative	13,260,858	8,772,419	—			22,033,277
Cost of product sales	—	602,867	1,250,000	(m	)	1,852,867

Total Cost and Operating Expenses	30,544,107	10,531,961	1,250,000			42,326,068

LOSS FROM OPERATIONS:	(19,930,191)	(8,402,796)	(1,250,000)			(29,582,987)

Interest income	892,588	—	(66,660)	(n	)	825,928
Interest expense	(44,841)	(1,625,607)	783,429	(o	)	(887,019)
Other income, net	5,020	—				5,020

LOSS BEFORE INCOME TAXES	(19,077,424)	(10,028,403)	(533,231)			(29,639,058)

Income tax provision	(2,421)	—	—			(2,421)

NET LOSS	$(19,079,845)	$(10,028,403)	$(533,231)			$(29,641,479)

Basic and diluted net loss per share	$(0.64)	$—	$—			$(0.99)

Basic and diluted weighted average share	29,819,338	—	—			29,819,338

See Notes to Unaudited Pro Forma Combined Financial Statements.

AVANIR PHARMACEUTICALS
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined financial statements of AVANIR Pharmaceuticals (“AVANIR”) have been prepared using the purchase method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

The unaudited pro forma combined balance sheet as of March 31, 2006 gives the effect to the acquisition of Alamo Pharmaceuticals LLC (“Alamo”) as if it was completed on that date and combines the historical unaudited condensed consolidated balance sheet for AVANIR as of March 31, 2006 and historical unaudited consolidated balance sheet for Alamo as of March 31, 2006.

AVANIR and Alamo have different fiscal year ends. Accordingly, the unaudited pro forma combined statement of operations for the fiscal year ended September 30, 2005 illustrates the effect of the acquisition of Alamo as if it had occurred on October 1, 2004 and includes the historical audited consolidated statement of operations for AVANIR for the fiscal year ended September 30, 2005, combined with Alamo’s historical consolidated statement of operations for the year ended December 31, 2005. The unaudited pro forma combined statement of operations for the six-month period ended March 31, 2006 illustrates the effect of the acquisition of Alamo as if it had occurred on October 1, 2004 and includes AVANIR’s historical unaudited condensed consolidated statement of operations and Alamo’s historical unaudited consolidated statement of operations for the six-month period ended March 31, 2006. Alamo’s historical unaudited combined statement of operations for the quarter ended December 31, 2005 that has been included in both the unaudited pro forma combined statements of operations for the fiscal year ended September 30, 2005 and the six-month period ended March 31, 2006 is as follows:

Net revenue	$1,224,161

Cost and operating expenses:
Research and development	4,834,723
Selling, general and administrative	633,712
Cost of product sales	305,500

Total cost and operating expenses	5,773,935

Loss from operations	(4,549,774)
Interest expense	(760,034)

Net loss	$(5,309,808)

Certain reclassification adjustments have been made in the presentation of the Alamo historical amounts to conform to AVANIR’s presentation. See Note 3, “Reclassifications.” No pro forma adjustments were made to conform Alamo’s accounting policies to AVANIR’s accounting policies, as the impact of policy differences on the unaudited pro forma combined financial statements was not material.

The unaudited consolidated balance sheet as of March 31, 2006 and the unaudited consolidated statement of operations for the six months then ended of Alamo Pharmaceuticals LLC included in the accompanying unaudited pro forma combined financial statements have not been reviewed by an independent registered accounting firm.

2.	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

On May 24, 2006, pursuant to a Unit Purchase Agreement dated May 22, 2006 (the “Agreement”), AVANIR acquired from the members of Alamo (the “Selling Holders”) all of the outstanding equity interests in Alamo. The unaudited pro forma financial statements reflect a total consideration for Alamo as follows:

Cash	$4,040,000
Notes payable	25,075,000
Acquisition costs	865,772

Total purchase consideration	$29,980,772

AVANIR has also agreed to pay up to an additional $39,450,000 in revenue-based earn-out payments, based on future sales of FazaClo® (clozapine USP), Alamo’s orally disintegrating drug for the treatment of refractory schizophrenia. These earn-out payments are based on FazaClo sales in the United States from the closing date of the acquisition through December 31, 2018 (the “Contingent Payment Period”) and are payable to the Selling Holders as follows:
•	A promissory note that would have been issuable in the principal amount of $4,000,000 if FazaClo sales, as reported by IMS Health Incorporated, for each of the months of April and May 2006 exceeded $1,266,539. Since the closing of the acquisition, AVANIR has determined that FazaClo sales for the months of April and May 2006 did not satisfy this condition and thus this promissory note will not be issued pursuant to this contingency.

•	If the preceding condition is not satisfied, then (A) a promissory note in the principal amount of $2,000,000, payable one time if monthly FazaClo net product sales, as reported by AVANIR, exceed $1,000,000 for all three months in a given fiscal quarter during the Contingent Payment Period, and (B) an additional promissory note in the principal amount of $2,000,000, payable one time if monthly FazaClo net product sales, as reported by AVANIR, exceed $1,500,000 for all three months in a given fiscal quarter during the Contingent Payment Period.

•	A one-time cash payment of $10,450,000 if FazaClo net product sales, as reported by AVANIR, exceed $40.0 million in the aggregate over four consecutive fiscal quarters during the Contingent Payment Period.

•	A one-time cash payment of $25,000,000 if FazaClo net product sales, as reported by AVANIR, exceed $50.0 million in the aggregate over four consecutive fiscal quarters during the Contingent Payment Period.
AVANIR has also agreed to pay the Selling Holders one-half of all net licensing revenues received during the Contingent Payment Period from licenses of FazaClo outside of the United States. The unaudited pro forma financial statements do not reflect earn-out or contingent considerations, because as of the date of this report the contingencies have not been achieved and future achievement is not determinable.
The pro forma adjustments are preliminary and are based on management’s estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. Final valuations of the estimated fair values of inventory, property and equipment and acquired intangible assets and certain liabilities and assessments of the useful lives of certain assets have not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined financial statements are subject to change, and the final amounts may differ substantially.
Under the purchase method of accounting, the total purchase consideration as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and AVANIR may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates. The preliminary allocation of the purchase price is as follows:

Net tangible assets acquired	$6,272,123
Identifiable intangible assets acquired (1)	35,100,000
Net tangible liabilities assumed	(11,286,341)
Contingent liability of the entity acquired	(105,010)

Total purchase price	$29,980,772

1.	Includes $2.6 million in-process research and development subsequently charged to research and development expense at acquisition date.
The preliminary values of property and equipment were based on estimated fair values. The values of raw materials, work-in-process and finished goods inventories, and other tangible assets acquired and liabilities assumed were valued at preliminary estimated fair values in accordance with Statement of Accounting Standards No. 141, “Business Combinations”. Identifiable intangible assets acquired represents management’s preliminary estimated values of composite intangible assets which include a proprietary formulation, product trademark and license rights (“Acquired Composite Intangible Assets”) of $32.5 million and in-processed research and development (“IPR&D”) of certain new manufacturing technology for FazaClo of $2.6 million. The charge of purchased IPR&D is not included in the unaudited pro forma combined statement of operations for the fiscal year ended September 30, 2005 and six-month period ended March 31, 2006, because it is a one-time charge and does not have a continuing impact on our future operations.
As the basis for identifying IPR&D, we evaluated the development projects in the context of Interpretation 4 of Financial Accounting Standards Board No. 2. In accordance with these provisions, we examined the research and development projects to determine whether any alternative future uses existed. Such evaluation consisted of a specific review of the efforts, including the overall objectives of the project, progress toward the objectives, and the uniqueness of the developments of these objectives as well as our intended use of the developments. Further, we reviewed each development project to determine whether technological feasibility had been achieved. Based on our analysis, we determined that the DuraSolv technology, a certain technology being developed in collaboration with CIMA Labs Inc. for manufacturing FazaClo, was IPR&D.
In order to estimate the preliminary value of the DuraSolv technology, we used the income approach on incremental product revenues and costs that could result from manufacturing with such technology. DuraSolv technology allows for the product to be packaged in a bottle, which is more convenient to open than the current blister packaging for FazaClo, and which we believe could result in incremental sales of approximately 10% over the current product with existing packaging. We expect to use the DuraSolv manufacturing technology to replace the current OraSolv technology for manufacturing FazaClo, assuming FazaClo using the DuraSolv manufacturing process is approved by the FDA. We applied a preliminary discount rate of 25% to value DuraSolv, which includes a risk premium over the discount rate applied to FazaClo manufactured using the OraSolv technology to account for the development risk. We determined the future economic benefits from the purchased IPR&D to be uncertain because no products created with such technology have been approved by the FDA. No material change in pricing or manufacturing cost is anticipated. As DuraSolv was determined to be IPR&D, the preliminary estimated fair value of DuraSolv of $2.6 million was expensed under guidelines in FAS 141.

The following adjustments are reflected in the unaudited pro forma combined financial statements:

(a	)	To record cash paid for the acquisition.

(b	)
To eliminate Alamo’s inventories subject to return, which represented costs of products shipped to customers that had not been recognized as sales and costs of goods sold. Under purchase accounting rules, AVANIR did not assume or record deferred costs associated with cost of goods sold expense that would have been recognized when revenue was recognized subsequent to the acquisition date in the absence of purchase accounting.

(c	)	To reduce Alamo’s historical property and equipment to estimated fair value.

(d	)	To adjust intangible assets as follows:
		Recognize preliminary estimated fair value of Acquired Composite Intangible Assets	$32,500,000
		Recognize preliminary estimated fair value of in-process research and development	2,600,000

			35,100,000

		Expense acquired in-process research and development at acquisition date	(2,600,000)

			$32,500,000

(e	)	To adjust accrued expenses as follows:
		Accrue for acquisition direct costs	$865,772
		Eliminate Alamo’s historical deferred rent	(76,757)
		Eliminate Alamo’s historical accrued interest relating to the lines of credit that were not assumed by AVANIR	(78,898)

			$710,117

(f	)	To eliminate Alamo’s historical deferred revenue.

(g	)	To recognize estimated preliminary fair value of assumed legal obligations for product returns, chargebacks, rebates, discounts and royalties under Alamo’s existing contracts.

(h	)	To eliminate Alamo’s historical lines of credit that were not assumed by AVANIR:
		Current portion	$15,654,830
		Long term portion	44,197,687

			$59,852,517

(i	)	To record contingent liability of the entity acquired due to the existence of certain contingent consideration that might result in recognition of an additional element of cost of the acquired entity.	$105,010

(j	)	To record notes payable issued as part of the purchase price.

(k	)	To eliminate historical capital contributions of Alamo.

(l	)	To adjust accumulated deficit as follows:
		Eliminate Alamo’s historical accumulated deficit	$67,838,925
		Expense acquired in-process research and development at acquisition date	(2,600,000)

			$65,238,925

(m	)	To record amortization of Acquired Composite Intangible Assets, on a straight-line basis over the estimated useful life of 13 years.

(n	)
To reduce interest income by an amount determined by applying the average rate of return for the respective periods to the decrease in AVANIR’s cash balance of $4.0 million used to fund the acquisition.

			Year ended	Six months
			September 30,	ended March
			2005	31, 2006
(o	)	To adjust interest expense as follows:
		Record interest expense associated with the notes issued as part of the purchase consideration	$1,614,830	$807,415
		Eliminate Alamo’s historical interest expense associated with Alamo’s lines of credit	(2,260,501)	(1,590,844)

			$(645,571)	$(783,429)

3.	RECLASSIFICATIONS

The following reclassifications have been made in the presentation of Alamo’s historical financial statements to conform to AVANIR’s presentation:
•	Accrued expenses of $318,000 were reclassified to accrued compensation and payroll taxes.

•	Deferred rent of $77,000 was reclassified to accrued expenses.